                                                                    EXHIBIT 10.5


                                   AGREEMENT

     This Agreement made this 18th day of December, 1986, K & K International, a Michigan Corporation, herein called K & K and Kenneth Johnson, herein called Johnson (K & K and Johnson collectively herein called Inventor) and Carl E. Voigt, III and Carl E. Voigt, IV, called Voigts.

     WHEREAS, "Inventor" has developed and begun to market two playing card games, commonly known as Phase 10 and Caught-Cha and collectively referred to herein as "the product"; and,

     WHEREAS, Voigts are experienced in the development and exploitation of markets for similar kinds of products; and

     WHEREAS, Inventor is desirous of using Voigts' experience and expertise in increasing the sales volume for the product; and,

     WHEREAS, Voigts are desirous of assuming responsibility for all of the manufacturing and marketing of the product, under such terms and conditions that follow, and except as may specifically be excluded hereafter.

     NOW THEREFORE, it is agreed as fo1lows:

     1. Inventor shall retain K-Mart as its exclusive customer. Accordingly, Inventor shall continue to be responsible for calling upon and servicing the needs of K-Mart as they relate to the product and arranging for shipping all of the product that is needed to fulfill the orders of K-Mart and absorbing all expenses related thereto. Voigts shall manufacture the product sold to K-Mart and, shall supply the same to K-Mart at the direction of Inventor. Voigts shall bill all shipping charges directly to Inventor. All gross proceeds arising from the sale of the product to K-Mart shall be paid by K-Mart to Inventor and Voigts jointly and forwarded to Bank One, Lafayette, Indiana, for deposit into account number 1-650011-8, said funds to then be distributed by said bank, twelve percent (12%) thereof to go to Inventor as his commission, the remainder to Voigts. The parties shall execute and deliver to said bank and K-Mart joint written directions to fulfill the terms of this paragraph.

     2. Except as otherwise provided in paragraph 1 above, Inventor hereby grants to Voigts the exclusive right to represent, market or sell the product throughout the entire world.

     3. Voigts shall, at their cost, provide for the manufacture and shipping of all of the product sold by them, or by such other people or entities authorized by them. Voigts shall further be responsible for all record keeping and billing service related to such sale of the product.

     4. Voigts shall, during the term of this contract or any extension thereof, exercise their judgment and best efforts in development and commercial exploitation of the product. Inventor recognizes that Voigts are and will continue to be engaged in other business pursuits, some of which involve the manufacture and/or sale of other game products. Voigts shall not, therefore, be obligated to devote their entire efforts to the manufacture and sale of the product but are obligated to devote such amount as may be reasonably required to develope and service a broader market for the product than now exists. In the event Voigts, in their discretion, determine that the further marketing of the product will not be commercially feasible or profitable for Voigts, Voigts may terminate this Agreement upon sixty (60) days written notice to Inventor.

     5. Voigts, in the exercise of their sales, marketing and product development skills are encouraged by Inventor to improve and modify, for greater sales, the package design, size and shape, color selection and art work.

     6. Inventor shall cooperate with the efforts of Voigts with regard to the promotion and marketing of the product. Inventor shall, upon reasonable request of Voigts, participate in such promotions, public relations, presentations, sales call, productions, seminars, advertisements and the like as are deemed necessary and appropriate by Voigts, for the purpose of promoting the product. All travel expenses of Inventor incurred at the request of Voigts shall be paid by Voigts.

     7. The initial term of this contract shall be ten (10) years from the date hereof. This contract shall automatically renew for successive five (5) year terms unless otherwise terminated by Voigts by written notice to Inventor no less than ninety (90) days prior to end of the then current term hereof or unless otherwise terminated in accordance with other provisions of this Agreement.

     8. Inventor grants to Voigts the right to use, copy or reproduce, without cost to Voigts except for the direct cost of copying or reproduction, all materials which have been developed and are presently being used in the manufacturing process for the product, specifically including but not limited to the plates, films, separations, mechanicals, photography, dies, die drawings and art work.

     9. In consideration for the exclusive rights granted to Voigts hereunder and the further covenants and promises made to Voigts herein, specifically including paragraph 11 hereof, Voigts shall pay to Inventor the sum of Sixty Thousand Dollars ($60,000.00), payable on or before January 5, 1987. In addition, Voigts shall pay to Inventor a royalty equal to six (6%) percent of all gross revenue received by Voigts as a result of the sale of the product, including that sold to K-Mart. Quarterly, beginning no later than sixty (60) days after the date of receipt by Voigts of the first revenues from the sale of the product, Voigts shall provide to Inventor an accounting of all sales of the product and revenues received. Gross revenue is defined as gross selling price less returns, freight, advertising, promotional allowances and other customary allowances given to the customer in the toy business. Royalty payments for any order shall be paid, within thirty (30) days after receipt by Voigts of payment for said order. Inventor and its accountant or other representative shall have the right, upon reasonable notice and during business hours, to examine the books of account and records covering the sales and revenues relating to the product in such a manner as to not unduly disrupt the normal business activities of Voigts. Such an audit may take place no more frequently than once per calendar year and shall be at the expense of Inventor.

     10. Inventor warrants that the product and the marketing thereof does not infringe upon any presently existing patent, copyright or trademark. Inventor shall, to the extent the same has not already been accomplished, take all actions necessary to provide maximum protection for the product available under the patent, copyright or trademark laws. Inventor agrees to indemnify and hold harmless Voigts, their affiliates, successors and assigns from any and all liabilities, obligations, losses, damage, penalties, claims, action suits, costs, expenses and disbursements, including reasonable attorneys fees and expenses, resulting from any infringement or alleged infringement of the product upon any existing patent, copyright, trademark or other proprietary right.

     11. Inventor grants to Voigts a right of first refusal to manufacture and market any new game related items developed by Inventor from the date of this Agreement through the termination thereof, all under the same terms and conditions contained herein and relating to the product.

     12. Voigts shall have the right, in furtherance of their rights and obligations contained in this Agreement to use Inventor's name, logo, trademark and any and all names, logos or trademarks which are a part of the product, either directly or indirectly.

     13. Voigts acknowledge that Inventor is and shall remain the owner of the product and that the rights of Voigts with respect to the product are only those granted by this Agreement.

     14. Inventor shall promptly forward to Voigts all inquiries with respect to the product received from any person or entity except K-Mart or its employees. Inventor shall further provide to Voigts a list of all customers or customers contacts made by Inventor to the date hereof with reference to the product.

     15. If at any time during the term of this Agreement or any extension thereof, Inventor discontinues calling upon, servicing and providing all of either playing card game to K-Mart, Voigts shall have the right to assume responsibility for the further development of a market for said playing card game with K-Mart, the manufacture of the playing card game to suit the needs of K-Mart, the shipping of the playing card game, the maintenance of all necessary records and the billing and collecting of the price of said playing card game. Under such conditions all expenses of manufacture, shipping and billing shall be the responsibility of Voigts and all gross proceeds from the sale of the playing card game to K-Mart shall be payable to Voigts and shall be the sole and only property of Voigts. Voigts shall pay to Inventor a royalty as setforth in paragraph 9 above based upon gross revenue from K-Mart as a result of the sale of the playing card game.

     16. In the event either party violates the terms of this Agreement, the other party shall notify the defaulting party of its default, in writing. If such default has not been cured within thirty (30) days from the date of receipt of said notice, the non-defaulting party shall have the right to cancel this Agreement and to exercise any other right it may have at law or equity.

     17. Neither this Agreement, nor any right or obligation thereunder, shall be assigned by Voigts without the prior written consent of Inventor, which consent shall not be unreasonably withheld. Notwithstanding this provision, Voigts may assign this Agreement to any entity which they, considered together, have at least a fifty-one (51%) percent ownership interest.

     18. Inventor may not assign all or any part of this Agreement or the rights or obligations thereunder without the prior written consent of Voigts, which consent shall not be unreasonably withheld. It is understood and agreed by the parties, that Inventor shall at all times continue to have the full responsibility for calling on and securing the K-Mart account and if and when Inventor chooses to discontinue that responsibility, said responsibility may not be assigned to any third party but the provisions of paragraph 15 shall govern.

     19. Voigts shall have the right of first refusal to purchase from Inventor all right, title and interest in and to either or both playing card games. In the event Inventor receives a bona fide, written, arms length offer to purchase either such game, Inventor shall give Voigts written notice of said offer. Voigts shall have sixty (60) days from the receipt of said notice to agree to purchase said game upon the same terms and conditions as contained in said offer. If they do not exercise said right, Inventor may then, within the next sixty (60) days conclude a sale pursuant to the terms of said offer. Any such sale shall not effect the rights of Voigts hereunder and any purchase shall be bound by the terms hereof. If said sale is not concluded within said sixty (60) days period, the right of first refusal shall again be effective.

     20. The terms and conditions of this contract shall be governed by the laws of the State of Indiana.

     21. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceabillity without rendering invalild or unenforceable the remaining terms and provisions of this Agreement or effecting the validity or enforceabililty of any of the terms or provisions of this Agreement in any other jurisdiction.

     22. All notices and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail return receipt requested, post prepaid, to the parties at the following addresses or to such other address as either party shall hereafter specify by notice, in writing, to the other party:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                    K & K INTERNATIONAL


/s/ Carl E. Voigt, III                  /s/ Kenneth Johnson
__________________________________  By:__________________________________
Carl E. Voigt, III

/s/ Carl E. Voigt, III               /s/ Kenneth Johnson
__________________________________   ____________________________________
Carl E. Voigt, IV                    Kenneth Johnson


                             ADDENDUM TO AGREEMENT

     This Addendum to Agreement by and between K & K International, a Michigan corporation and Kenneth Johnson, herein collectively called "Inventor", and Carl E. Voigt, III and Carl E. Voigt, IV, herein collectively called "Voigts".

     WHEREAS, Inventor and Voigts entered into an Agreement dated 18th day of December, 1986, wherein Voigts obtained exclusive worldwide rights to manufacture and market certain products created by Inventor; and

     WHEREAS, the parties have agreed to a modification of such Agreement.

     NOW THEREFORE, in consideration of the mutual covenants of the parties it is agreed as follows:

     1. Voigts agree that the total royalties and commissions paid pursuant to the terms of paragraph 9 of the original Agreement shall equal or exceed, during each calendar year of the Agreement, the sum of Thirty Thousand Dollars ($30,000.00).

     2. In the event, during any calendar year of this Agreement, the total payments of royalties and commissions does not equal or exceed Thirty Thousand Dollars ($30,000.00), Voigts, in their sole discretion, may:

           a. Pay to Inventor, on or before February 1 of the year following the calendar year in question, a sum equal to Thirty Thousand Dollars ($30,000.00) less the total amount of commissions and royalties paid during said preceding calendar year; or

           b. Elect, in writing, on or before February 1 of the year following the calendar year in question, to terminate the original Agreement of December 18, 1986. In the event Voigts choose this option, Voigts shall have no further rights or obligations under said Agreement.

     In all further respects the parties ratify and confirm the terms of the original Agreement dated December 18, 1986.

                                          K & K INTERNATIONAL




/s/  Kenneth Johnson                      By:  /s/  Kenneth Johnson
-------------------------------------         -------------------------------------
Kenneth Johnson


/s/  Carl E. Voigt, III                   /s/  Carl E. Voigt, IV
-------------------------------------     -----------------------------------------
Carl E. Voigt, III                        Carl E. Voigt, IV








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